Exhibit 99.2

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

This Certificate is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-QSB of Compass Knowledge Holdings, Inc. for the quarter ended March 31, 2003, each of the undersigned hereby certifies in his capacity as an officer of Super Vision International, Inc that to the best of the undersigned’s knowledge:

1. Such Quarterly Report on Form 10-QSB of Compass Knowledge Holdings, Inc. for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB of Compass Knowledge Holdings, Inc. for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Compass Knowledge Holdings, Inc.

Compass Knowledge Holdings, Inc.

Dated: May 15, 2003	/s/ ROGERS W. KIRVEN, JR.
Rogers W. Kirven, Jr. Chief Executive Officer